SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): November 14, 2005
BALLY TOTAL FITNESS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)
Commission file number: 0-27478

Delaware	36-3228107

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(773) 380-3000

N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits
Letter
Letter

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report
Item 8.01 Other Events.
     On November 14, 2005, Richards, Layton & Finger delivered a letter to The Honorable William B. Chandler, III, of the Court of Chancery in Delaware on behalf of Bally Total Fitness Holding Corporation (the “Company”). The letter was delivered in connection with the action brought pursuant to 8 Del. C. § 220 by Liberation Investments, L.P. and Liberation Investments, Ltd. (together “Liberation”). A copy of the letter is attached hereto as Exhibit 99.1.
     On November 15, 2005, Marc D. Bassewitz, Senior Vice President, Secretary, and General Counsel of the Company, delivered a letter to Mr. Emanuel R. Pearlman of Liberation. The letter was in response to a letter the Company received from Liberation on November 11, 2005, a copy of which was filed by Liberation as an exhibit to Form SC 13D/A, on November 14, 2005. A copy of the letter sent by the Company is attached hereto as Exhibit 99.2.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits

99.1	Letter dated November 14, 2005, sent by Richards, Layton & Finger to The Honorable William B. Chandler, III.

99.2	Letter dated November 15, 2005, sent by Bally Total Fitness Holding Corporation to Emanuel Pearlman of Liberation Investments, L.P. and Liberation Investments, Ltd.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION Registrant
Dated: November 16, 2005	/s/ Marc D. Bassewitz
Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel